UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2008

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 9, 2008, Image Entertainment, Inc. (the “Company”) will hold its Fiscal Year 2009 Corporate Presentation Conference Call and Webcast at 1:30 pm Pacific, 4:30 pm Eastern, as previously announced in its April 2, 2008 press release. The presentation is intended to provide an overview and update of the Company’s business operations with respect to Fiscal Year 2009, which began on April 1, 2008.

A copy of the powerpoint presentation is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference. The information in the slide presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the slide presentation shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 8.01. Other Events.

To access the live telephonic conference call, dial (888) 801-5851, and state the conference ID number 42168341. International participants please dial (706) 643-3348 and enter the same conference ID number. The Webcast with powerpoint presentation is available at www.image-entertainment.com and through Thomson StreetEvents at www.earnings.com.

A recording of the call will be available until April 16, 2008. To access the recording, dial (800) 642-1687 and enter the conference ID number 42168341. International participants please dial (706) 645-9291 and use the same conference ID number. The Webcast and powerpoint presentation will continue to be available at www.image-entertainment.com and through Thomson StreetEvents at www.earnings.com until April 9, 2009.

Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Corporate powerpoint presentation as of April 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.
Dated: April 9, 2008	By:	/s/ JEFF M. FRAMER

		Name Title:	Jeff M. Framer Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Corporate powerpoint presentation as of April 9, 2008.